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DRAFT

                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-43481 and 33-54747 of XTRA Corporation on Forms S-3 and Registration Statements Nos. 33-41360, 33-45564, 33-57607 and 33-57609 of XTRA Corporation
on Forms S-8 of our report dated January 27, 1995 except for Note 12, as to which the date is June 15, 1995, on the consolidated financial statements of Matson Leasing Company, Inc. for the years ended December 31, 1994 and 1993, appearing in this Current Report on Form 8-K dated June 20, 1995 of XTRA Corporation.


/S/ Deloitte & Touche LLP


June 20, 1995
San Francisco, California




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